UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

COLONY NORTHSTAR, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	46-4591526
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

515 S. Flower Street, 44th Floor Los Angeles, CA	90071
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.15% Series I Cumulative Redeemable Perpetual Preferred Stock	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-215506

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the preferred stock to be registered hereunder is contained in the section entitled “Description of Our Series I Preferred Stock” in the Registrant’s prospectus supplement dated May 24, 2017, as filed with the U.S. Securities and Exchange Commission on May 26, 2017 under Rule 424(b)(5) and under “Description of Preferred Stock” in the accompanying prospectus, which descriptions are incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of Colony NorthStar, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K12B filed on January 10, 2017)

3.2*	Articles Supplementary designating Colony NorthStar, Inc.’s 7.15% Series I Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share

3.3	Amended and Restated Bylaws of Colony NorthStar, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K12B filed on January 10, 2017)

4.1*	Form of stock certificate evidencing the 7.15% Series I Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 5, 2017	COLONY NORTHSTAR, INC.

	By:	/s/ Ronald M. Sanders
Ronald M. Sanders
Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of Colony NorthStar, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K12B filed on January 10, 2017)

3.2*	Articles Supplementary designating Colony NorthStar, Inc.’s 7.15% Series I Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share

3.3	Amended and Restated Bylaws of Colony NorthStar, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K12B filed on January 10, 2017)

4.1*	Form of stock certificate evidencing the 7.15% Series I Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share

*	Filed herewith.